UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2007

VITA EQUITY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-119147

(Commission File Number)

98-0371180

(IRS Employer Identification No.)

314 – 837 West Hastings Street, Vancouver, British Columbia, Canada V6C 2N6

(Address of principal executive offices and Zip Code)

604-642-6412

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 7, 2007 our Board of Directors approved a 2.1 for one (1) forward stock split of our authorized and issued and outstanding shares of common stock. On March 16, 2007, our Board of Directors approved an increase of the forward stock split to 2.6 for one (1). The forward stock split was effective with the Secretary of State of Nevada on March 22, 2007. As a result, our authorized capital increased from 50,000,000 shares of common stock with a par value of $0.001 to 130,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 13,220,000 shares of common stock to 34,372,000 shares of common stock.

Item 7.01	Regulation FD Disclosure

The Forward Stock Split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on March 22, 2007 under the new stock symbol “VIEQ”. The new CUSIP number is 92845D 206.

Item 9.01	Financial Statements and Exhibits.
3.1	Certificate of Change filed with the Secretary of State of Nevada filed and effective on March 22, 2007.
3.2	Certificate of Correction filed with the Secretary of State

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA EQUITY, INC.

/s/ Dwight Webb

Dwight Webb

President and Director

Date:	March 22, 2007